UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 21, 2013 (March 19, 2013)
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On March 21, 2013, the Wet Seal, Inc. (the "Company") issued a press release describing the financial results of the Company for the fourth fiscal quarter and full year ended February 2, 2013. Additionally, the Company provided guidance for its fiscal 2013 first quarter. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2013, the Board of Directors of the Company approved a salary increase for Steven H. Benrubi, the Company's Executive Vice President and Chief Financial Officer, from $411,875 per annum to $455,000 per annum. Additionally, in recognition of Mr. Benrubi's services as the Company's Co-Principal Executive Officer from July 2012 through December 2012, the Board of Directors awarded Mr. Benrubi a bonus consisting of $50,000 in cash and a grant of restricted shares of the Company's Class A common stock with a value of $50,000 (16,567 shares determined by dividing $50,000 by the average closing trading price per share of the Company's Class A Common Stock over the thirty (30) calendar days ending on the day prior to the March 19, 2013 grant date). The restricted shares will vest in equal amounts on the first, second and third anniversary dates of the grant. The restricted stock grant is also subject to acceleration as provided in the Company's standard restricted stock award agreement, upon a change in control.
Item 9.01. Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Not Applicable.
(b)    Pro Forma Financial Information.
Not Applicable.
(c)    Shell Company Transactions.
Not Applicable.
(d)    Exhibits.
99.1    Press release, dated March 21, 2013, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 21, 2013	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release, dated March 21, 2013, issued by the Company.